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                                                                   Exhibit 10.15


                 CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

                            2000 DIRECTORS STOCK PLAN

         SECTION 1. PURPOSE. The purpose of this plan (the "Plan") is to strengthen the commonality of interest between independent directors and stockholders of Charles River Laboratories International, Inc. ("Charles River") by providing for the grant to eligible directors of options to purchase shares of the common stock, $0.01 par value (the "Stock"), of Charles River. Charles River believes that the granting of such options will serve to enhance its ability to attract and retain highly qualified directors, to provide additional incentives to them and to encourage the highest level of performance by them by offering them a proprietary interest in Charles Rivers.

         SECTION 2. EFFECTIVE DATE. The Plan was adopted by the Board of Directors of Charles River (the "Board") on June 5, 2000 and approved by the stockholders of Charles River on June ___, 2000.

         SECTION 3. STOCK COVERED BY THE PLAN. Subject to adjustment as provided for in Section 8, the aggregate number of shares of Stock which may be issued and sold pursuant to options granted under the Plan shall not exceed 100,000 shares. Shares of Stock issued under the Plan may be either authorized but unissued shares or treasury shares. If any option granted under the Plan terminates or expires without being fully exercised, the shares which have not been purchased thereunder will again become available for purposes of the Plan.

         SECTION 4. ADMINISTRATION. The Plan will be administered by the Board or its delegates (the "Administrator"), whose construction and interpretation of the terms and provisions of the Plan and of options under the Plan shall be final and conclusive. No person serving as (or as part of) the Administrator shall be liable for any action or determination hereunder made in good faith.

         SECTION 5. OPTION GRANTS.

         (a) FORMULA OPTION GRANTS. For purposes of the Plan, an individual is an "Eligible Director" if he or she (i) is a member of the Board, and (ii) is neither (A) an employee or officer of Charles River or any of its subsidiaries nor (B) an employee or officer of, or a consultant to, Donaldson Lufkin & Jenrette ("DLJ") or Bausch & Lomb Incorporated ("B&L") or any affiliate of DLJ or B&L, including, without limitation, Global Health Care Partners Inc. and DLJ


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Merchant Banking Inc. Each Eligible Director shall be automatically granted an option (the "Initial Award") to purchase 20,000 shares of Stock (subject to adjustment as provided in Section 8 hereof) on the date that he or she is first elected or named a director of Charles River; PROVIDED, that in the case of any individual who first becomes a director prior to and in connection with the consummation of the Charles River's initial public offering (the "IPO"), the Initial Award shall be deemed to have been made immediately prior to the initial public offering; and PROVIDED FURTHER, that any Eligible Director may decline any grant under this Section 5(a). On the day of each annual meeting of stockholders (beginning with the annual meeting first occurring after the IPO), immediately prior to the meeting, each Eligible Director who served during the preceding year shall be awarded an option (an "Annual Award") to purchase 4,000 shares of Stock (subject to adjustment as provided in Section 8 hereof) (prorated if the Eligible Director did not serve for the entire preceding year). The options awarded under this Section 5(a) are referred to herein as "Formula Options."

         (b) DISCRETIONARY OPTION GRANTS. The Administrator shall also have the authority under this Plan to award options to purchase Stock to Eligible Directors in such amounts and on such terms not inconsistent with this Plan as it shall determine at the time of the award. The options awarded under this
Section 5(b) are referred to herein as "Discretionary Options."

         SECTION 6. OPTION PRICE. The price per share at which each Formula Option granted under the Plan to an Eligible Director may be exercised shall be the fair market value of a share of Stock at the time of grant of the option. For Options granted other than in connection with the IPO, such fair market value shall be deemed to equal the last sale price, regular way, with respect to the Stock subject to the option on the business day immediately preceding the date of grant, or, in case no such sale takes place on such business day, the average of the closing bid and asked prices, regular way, with respect to such Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange; or, if such Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Stock is listed or admitted to trading; or, if such Stock is not listed or admitted to trading, the last quoted price with respect to such Stock, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market with respect to such Stock, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other similar system then in use; or, if on any such date such Stock is not quoted by any such organization, the average of the closing bid and asked prices with respect to such Stock, as



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furnished by a professional market maker making a market in such Stock selected by the Board of Directors in good faith; or, if no such market maker is available, the fair market value of such Stock as of such business day as determined in good faith by the Board of Directors. In connection with Initial Awards immediately prior to the IPO, fair market value shall be deemed to be the IPO price. The price per share at which each Discretionary Option granted under the Plan to an Eligible Director may be exercised shall be set by the Administrator. The price per share at which an option may be exercised is referred to herein as the "Option Price."

         SECTION 7. TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Plan shall be evidenced by and subject to the terms and conditions of an option agreement, certificate or other document in a form approved by the Administrator (the "Option Document"). Each Option Document shall contain (expressly or by incorporation) the following terms and conditions:

                      (a)  EXERCISE OF OPTIONS. Subject to subsection (e) below,

                                    (i) each Formula Option shall expire five
                           (5) years from the date of grant of such option and shall be fully exercisable, prior to such expiration date (with respect to Formula Options, the "Final Exercise Date"), on the earlier of the first anniversary of the date of grant or the business day prior to the date of Charles River's next annual meeting after the date of grant of such option; and

                                    (ii) each Discretionary Option shall expire
                           on the date specified by the Administrator, up to ten
                           (10) years from the date of grant of such option, and shall be exercisable, prior to such expiration date (with respect to Discretionary Options, the "Final Exercise Date"), in full or in cumulative installments, at such time or times as the Administrator shall determine.

                      (b) PAYMENT. An option may be exercised from time to time, in whole or in part, during the period that it is exercisable, by payment of the Option Price of each share purchased, in cash, or by delivery to the Charles River of a number of shares of unrestricted Stock (provided that any shares acquired directly from Charles River shall have been held by the Eligible Director for at least 6 months before such delivery) having an aggregate fair market value equal to the aggregate Option Price. Payment of the Option Price may also be made by the delivery of an unconditional and irrevocable



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         undertaking by a broker acceptable to the Administrator to deliver promptly to Charles River sufficient funds to pay the Option Price.

                      (c) TRANSFER RESTRICTIONS. The shares of Stock issued upon exercise of an option granted under the Plan shall be acquired for investment and may not be distributed unless there shall be an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), with respect to such Stock. In the event that Charles River, upon the advice of counsel, deems it necessary or desirable to list shares to be issued pursuant to the Plan on a national securities exchange or to register under the 1933 Act or other applicable federal or state statute any shares to be issued pursuant to the Plan, or to qualify any such shares for exemption from the registration requirements of the 1933 Act under the Rules and Regulations of the Securities and Exchange Commission or for similar exemption under state law, then Charles River shall notify each Eligible Director to that effect and no shares of Stock subject to an option shall be issued until such registration, listing or exemption has been obtained. Charles River shall make prompt application for any such registration, listing or exemption pursuant to federal or state law or rules of such securities exchange which it deems necessary and shall make reasonable efforts to cause such registration, listing or exemption to become and remain effective.

                      (d) NON-TRANSFERABILITY. Unless the Option Document provides otherwise, options granted under the Plan shall not be transferable by the optionee other than by will or by the laws of descent and distribution.

                      (e) TERMINATION OF DIRECTORSHIP.

                                    (1) DEATH. Each option held by the Eligible
                  Director shall become exercisable immediately upon such Eligible Director's death by the Eligible Director's executor or administrator or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, at any time within the one-year period beginning with the date of the Eligible Director's death but in no event beyond the Final Exercise Date. All options held by a participant that are not exercised within such one-year period shall terminate at the end of such period.

                                    (2) OTHER TERMINATION OF STATUS OF DIRECTOR.
                  If a director's service with Charles River as a director terminates for any reason other than death, all options held by the director that are not then exercisable shall terminate. Options




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                  that are exercisable on the date of termination shall continue to be exercisable for a period of three months (but in no event after the Final Exercise Date) and shall then terminate.

         SECTION 8. ADJUSTMENT PROVISIONS.

                  (a) RECAPITALIZATIONS. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in Charles River's capital structure after Charles River's IPO, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 3, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to options then outstanding or subsequently granted, any exercise prices relating to options and any other provision of options affected by such change. The Administrator may also make adjustments of the type described in the preceding sentence to take into account distributions to common stockholders other than those provided for such sentence (or in Section 8(b)), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of options made hereunder. References in the Plan to shares of Stock shall be construed to include any stock or securities resulting from an adjustment pursuant to this subsection. For the avoidance of doubt, the share numbers described in Section 3(a) and
         Section 5(a) are intended to reflect the increased number of shares resulting from the share exchange approved on June 6, 2000; accordingly, no further adjustment in those share numbers shall be made under this Section 8 solely to reflect such exchange.

                  (b) MERGERS, ETC. In the event of a consolidation or merger in which Charles River is not the surviving corporation or which results in the acquisition of substantially all of the outstanding Stock of Charles River by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all of Charles River's assets, all outstanding options shall immediately vest and become exercisable. In the event of a consolidation, merger or sale of assets, the Board may provide for substitute or replacement awards from, or the assumption of awards by, the acquiring or surviving entity or its affiliates on such terms as the Board determines.

         SECTION 9. AMENDMENT OF THE PLAN. The Board may at any time amend or discontinue the Plan and the Administrator may at any time amend or cancel any outstanding



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option for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding option without the holder's consent.

         SECTION 10. LIMITATION OF RIGHTS. Nothing in the Plan or in any Option Document shall confer upon any Eligible Director the right to continue as a director of the Charles River.

         SECTION 11. NOTICE. Any written notice to the Charles River required by any of the provisions of the Plan shall be addressed to the Chairman of the Board of Charles River and shall become effective when it is received.

         SECTION 12. EFFECTIVE DATE AND DURATION OF THE PLAN. The Plan shall become effective upon approval by the shareholders of Charles River. Amendments to the Plan shall become effective when adopted by the Board. Unless earlier terminated pursuant to Section 9, the Plan shall terminate upon the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of options granted under the Plan.














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